UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2005

LARGE SCALE BIOLOGY CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
 (Address of principal executive offices and zip code)

(707) 446-5501
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On June 16, 2005, Large Scale Biology Corporation (the “Company”) received notice from the staff of the Nasdaq Stock Market (“Nasdaq”) that the Company does not currently comply with Marketplace Rule 4450(a)(5) (the “Rule”), which is a requirement for continued listing on the Nasdaq National Market, because the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for the last 30 consecutive business days.

          Marketplace Rule 4450(e)(2) provides, and Nasdaq has afforded, the Company a cure period of 180 calendar days to regain compliance, which ends on December 13, 2005.  Subject to the outcome of the Company’s appeal of Nasdaq’s determination to delist the Company’s common stock described further below, the Company’s common stock will continue to be listed on the Nasdaq National Market during this cure period.  If at anytime on or before December 13, 2005, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Nasdaq staff will provide written notification that the Company has achieved compliance with the Rule, subject to the Nasdaq staff’s discretion to extend such 10 consecutive business day period under Marketplace Rule 4450(e)(2).  The Company will seek to regain compliance within this cure period.

          The Company previously received notices from the staff of the Nasdaq Stock Market related to continued listing of the of the Company’s common stock on the Nasdaq National Market.  The Company is appealing and has appeared before a Nasdaq Listing Qualifications Panel to review Nasdaq’s determination to delist the Company’s common stock.  The Company’s common stock will continue to be listed on the Nasdaq National Market during the appeal process.  If the common stock of the Company ceases to be listed on the Nasdaq National Market, the Company will apply for listing of its common stock on the Nasdaq SmallCap Market.  Additional details of the Nasdaq’s notices are provided in the Company’s Form 8-Ks that were filed with the Securities and Exchange Commission on April 26, 2005 and May 24, 2005.

          The Company’s management and Board of Directors are considering alternatives to address compliance with the continued listing standards of both the Nasdaq National Market and Nasdaq SmallCap Market, which may include a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARGE SCALE BIOLOGY CORPORATION

Date: June 22, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance and Administration